SECOND AMENDMENT TO RESTATED
                       EMPLOYMENT AGREEMENT


       THIS SECOND AMENDMENT TO RESTATED EMPLOYMENT AGREEMENT ("Second Amendment") is made and entered into as of the 29th day of July, 1998, by and between LACLEDE STEEL COMPANY, a Delaware corporation ("Employer"), and MICHAEL H. LANE ("Employee").
       WHEREAS, Employee and Employer previously entered into an employment agreement as of the 19th day of October, 1994 that was restated on the 30th day of July, 1996 ("Restated Employment Agreement"); and
       WHEREAS, the Restated Employment Agreement was previously amended by an Amendment To Restated Employment Agreement as of the 24th day of March, 1998 (the "First Amendment"); and
       WHEREAS, Employee and Employer desire to further amend the Restated Employment Agreement as previously amended by the First Amendment by making the amendments stated herein and as amended, to reaffirm Employee's Restated Employment Agreement; and
       WHEREAS, Employee and Employer desire to set forth the terms of Employee's continued employment with Employer, the terms of the separation of Employee from Employer's employ at the end of such employment and the terms of the timing of the payment of Employee's Accrued Benefit under Employee's KERP as such terms are hereinafter defined;
       NOW, THEREFORE, in consideration of the foregoing and the promises and agreements herein contained, the parties agree as follows:
       1. Employee shall continue as Vice-President Finance, Treasurer & Secretary and as Chief Financial
            Officer.
       2. The termination date of Employee's employment under Employee's Restated Employment Agreement shall be December 31, 1999 ("Agreement Termination Date").
       3. Notwithstanding Employee's Agreement Termination Date, anything contained in Employee's Key
            Employee Retirement Agreement with Employer
            (Employee's "KERP"), the Restated Employment
            Agreement as amended by the First Amendment or this Second Amendment, Employer and Employee agree that on the first business day after Employee ceases for any reason to be a full time employee of the Company (Employee's "KERP Payment Date") Employer shall authorize in writing the Trustee of Employee's KERP to pay to Employee in a lump sum in kind all amounts owed to Employee pursuant to Employee's KERP. Until Employee's KERP Payment
            Date, Employee shall be considered an active employee of Employer.
       4. Paragraph 5 of the First Amendment is hereby deleted in its entirety.
       5. In addition, if Employee shall remain an employee of Employer through the Agreement Termination Date or if Employee shall be terminated by Employer without "cause" prior to the Agreement Termination Date then Employer shall pay Employee two (2) severance payments each of which shall be equal to the sum of six (6) Monthly Payments reduced by applicable employment taxes (the "Severance Payments"). The first Severance Payment shall be paid on January 2, 2000 and the second Severance Payment shall be paid on April 1, 2000.
       6. As amended by the First Amendment and subsequently amended by this Second Amendment the Restated Employment Agreement is hereby ratified in all respects. If any provision of this Second
            Amendment is inconsistent with any provision of the Restated Employment Agreement as amended by the First Amendment, then such provision of this Second Amendment shall govern.
       IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

                           ______________________________
                                Michael H. Lane

                                          "Employee"

                           LACLEDE STEEL COMPANY


                           By: __________________________
                               Thomas E. Brew, Jr. President

                                          "Employer"